L96-0872

[LOGO OF ERC LIFE
REINSURANCE CORPORATION](R)  ERC LIFE REINSURANCE CORPORATION
--------------------------------------------------------------------------------
               5200 Metcalf o P.O. Box 29175. o Overland Park, Kansas 66201-9175
                                         (913)676-5200 o Facsimile (913)676-6216

                                                   A GE Capital Services Company

                                AMENDMENT NO. 3
                                ---------------

The Facultative YRT Reinsurance Agreement (No. FYN-SA 0024) of January 1, 1992, between FRANKONA AMERICA LIFE REASSURANCE COMPANY a Missouri corporation with administrative offices in Overland Park, Kansas and CENTURY LIFE OF AMERICA of Waverly, Iowa, is hereby amended as follows:

The Ceding Company acknowledges the December 28, 1995 merger into the Reinsurer of its affiliate, Monogram Reinsurance Corporation, and the Reinsurer's February 2, 1996 name change from FRANKONA AMERICA LIFE REASSURANCE COMPANY to ERC LIFE REINSURANCE CORPORATION (a Missouri corporation with administrative offices in Overland Park, Kansas).

In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.

       CENTURY LIFE OF AMERICA                    ERC LIFE REINSURANCE
                                                      CORPORATION

By: /s/ Robert M. Buckingham             By: /s/ Diane E. Thomas
   ----------------------------------       ------------------------------------

Title:   Vice President                  Title:     Secretary
      -------------------------------          ---------------------------------

Date:      5/21/96                       Date:     2/29/96
      -------------------------------          ---------------------------------

By: /s/ Barbara L. Secor                 By: /s/ Signature
   ----------------------------------       ------------------------------------

Title:   Secretary                       Title:     Treasurer
      -------------------------------          ---------------------------------

Date:      6/11/96                       Date:     2/29/96
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